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     FOR IMMEDIATE RELEASE

     For additional information, contact:
     Investors:

     Bruce R. Albelda                        Brad Wills
     Westell, Inc.                           Brad Wills & Associates, Inc.
     630.375.4125                            Wills Public Relations
     balbelda@westell.com                    888.670.7080 x 407
     Press and Trade:                        bwillis@wills-pr.com



           WESTELL ISSUES $20 MILLION SUBORDINATED CONVERTIBLE DEBENTURES

          Group Includes Credit Suisse First Boston Affiliate, Castle Creek
                Technology Partners and Susquehanna Financial Group


     AURORA, ILLINOIS... (April 15, 1999) ...Westell Technologies, Inc. (NASDAQ:
     WSTL) announced today that it has completed a subordinated convertible debenture private placement totaling $20 million. The private placement was led by Castle Creek Technology Partners LLC and included Marshall Capital Management, Inc., an affiliate of Credit Suisse First Boston Corp., and Susequehanna Financial Group. Hambrecht & Quist served as the Company's placement agent on this transaction.

     "This investment strengthens our financial position, increases our flexibility and enhances our ability to capitalize on our strategic initiatives," stated Stephen Hawrysz, Westell's Chief Financial Officer. "We are pleased to have the support of such outstanding firms and look forward to a long and mutually rewarding relationship."

     The five-year, 6% subordinated debenture is convertible into Westell's Class A Common stock at a conversion price equal to $6.37 (135% of the 15 day average closing bid price through the second day prior to executing definitive documentation). In certain cases, the conversion price is subject to adjustment at twelve and twenty-four months after closing and in certain circumstances, the debentures may be convertible at market price. In connection with the financing, Westell issued five-year warrants for approximately 909,000 shares of Class A Common Stock at an exercise price equal to 140% of the initial conversion price of the debentures.

     The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     Westell Technologies, Inc, headquartered in Aurora, Illinois, is a holding company for Westell, Inc. and Conference Plus, Inc. Westell, Inc. manufactures and licenses DSL systems and valued added CPE, and manufactures telecommunications access products. Conference Plus, Inc. is a multi-point telecommunications service bureau specializing in audio teleconferencing, multi-point video conferencing, broadcast fax, and IP multimedia conferencing services. Additional information can be obtained by visiting Westell's Web site at http://www.westell.com.

     "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:

     Certain statements contained herein including, without limitation, strengthens our financial position, increases our flexibility and enhances our ability to capitalize on our strategic initiatives are forward looking

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     statements that involve risks and uncertainties. These risks include, but are not limited to, product demand and market acceptance risks (including the future commercial acceptance of Westell's ADSL systems by telephone companies and other customers), the impact of competitive products and technologies (such as cable modems and fiber optic cable), competitive pricing pressures, product development, excess and obsolete inventory due to new product development, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies, such as ADSL systems), the effect of Westell's accounting policies, the effect of economic conditions and trade, legal, social, and economic risks (such as import, licensing and trade restrictions) and other risks more fully described in Westell's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 under the section "Risk Factors". Westell undertakes no obligation to release publicly the result of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
                                      -End-

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